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                                                        Exhibit No. 23.1

                     [COOPERS & LYBRAND LETTERHEAD]

                   CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in this registration statement on Form S-8 (to be filed on or about March 4, 1998) of our report dated February 14, 1997, on our audits of the financial statements of United Retail Group, Inc. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ Coopers & Lybrand L.L.P.
                                        ------------------------------
                                        COOPERS & LYBRAND L.L.P

New York, New York
March 2, 1998